Exhibit 99.3

C-13-05

Potlatch Corporation
601 W. Riverside Ave., Suite 1100
Spokane, WA 99201
509.835.1500
www.potlatchcorp.com

News Release

For release:	May 3, 2005

Contact:	(Media)	(Investors)
	Michael D. Sullivan	Douglas D. Spedden
	(509) 835-1516 (Work)	(509) 835-1549
(509) 951-3405 (cell)

POTLATCH ANNOUNCES RESULTS OF SHAREHOLDER VOTE ON ELECTION OF

BOARD MEMBERS AND RESOLUTIONS AT ANNUAL MEETING

Spokane WA – Potlatch Corporation (NYSE: PCH) today announced the preliminary results of shareholder voting regarding the election of three members of the Board of Directors and four resolutions at the company’s May 2, 2005, Annual Meeting.

Directors Jerome C. Knoll, Lawrence S. Peiros and William T. Weyerhaeuser each received the affirmative votes of at least 87% of the votes cast at the meeting, as reported by the Inspector of Elections at the meeting.

A proposal by the Board of Directors to amend the Restated Certificate of Incorporation to eliminate Potlatch’s time-phased voting provision received the affirmative vote of 73 percent of the outstanding voting power.

A proposal by the Board of Directors to approve the 2005 Stock Incentive Plan received the affirmative vote of 82 percent of the votes cast at the meeting.

A proposal by the Board of Director to ratify KPMG LLP as the independent auditor for 2005 received the affirmative vote of 97 percent of the votes cast at the meeting.

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A stockholder proposal urging the Board of Directors to prepare a report on Potlatch’s dividend policy received the affirmative vote of 6 percent of the votes cast at the meeting.

Based on these preliminary results, the first four proposals were approved and the stockholder proposal on the dividend policy report was not. The final vote count as certified by the Inspector of Election will be made available in Potlatch’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission during August, and also in the Second Quarter Report to Stockholders, which will be mailed to stockholders during the third quarter.

This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management’s best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company’s actual results could differ materially from those expressed or implied by forward-looking statements. The company disclaims any intent or obligation to update these forward-looking statements.

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